                                                                    Exhibit 10.1



                           FIRST AMENDMENT AGREEMENT
                           -------------------------


        This First Amendment Agreement is made as of the 15th day of July, 1998, by and among OGLEBAY NORTON COMPANY, a Delaware corporation ("Borrower"), KEYBANK NATIONAL ASSOCIATION, as Agent ("Agent") and the banking institutions listed on Schedule 1 to the Credit Agreement, as hereinafter defined ("Banks"):

        WHEREAS, Borrower, Agent and the Banks are parties to a certain Credit Agreement dated as of May 15, 1998, as it may from time to time be amended, restated or otherwise modified, which provides, among other things, for loans, letters of credit, and other financial accommodations aggregating Two Hundred Fifteen Million Dollars ($215,000,000), all upon certain terms and conditions stated therein ("Credit Agreement");

        WHEREAS, Borrower, Agent and the Banks desire to amend the Credit Agreement to modify certain provisions thereof; and

        WHEREAS, each term used herein shall be defined in accordance with the Credit Agreement;

        NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other valuable considerations, Borrower, Agent and the Banks hereby agree as follows:

        1. Upon (a) execution of this First Amendment Agreement by all of the parties hereto, (b) execution of the Assignment and Acceptance Agreement between Agent and Bank One, NA, and (c) execution of the Assignment and Acceptance Agreement between Agent and The Bank of Nova Scotia, the first paragraph of the Credit Agreement shall be amended to add the following new sentence at the end thereof and Bank One, NA and The Bank of Nova Scotia shall thereafter be deemed to be Co-Agents, as defined in the Credit Agreement, thereunder:

Also parties to this Agreement are Bank One, NA, 600 Superior Avenue, 4th
        Floor Cleveland, Ohio 44114 and The Bank of Nova Scotia, Suite 2700, 600 Peachtree Street NE, Atlanta, GA 30308 (collectively, "Co-Agents" and each individually a "Co-Agent"). As used in this Agreement, the term "Agent" shall not include Co-Agent.

        2. Article I of the Credit Agreement is hereby amended by deleting the definitions of "Global Reorganization", "Hedge Agreement", "Interest Period", "Mortgaged Real Property" and "Note" in their entirety and by substituting in place thereof the following:

                "Global Reorganization" shall mean the transfer of at least ninety percent (90%) of direct ownership of all Global Domestic Subsidiaries to one (1) or more Oglebay Domestic Subsidiaries.

                "Hedge Agreement" shall mean any currency swap or hedge agreement, interest rate swap, cap, collar or floor agreement, or other interest rate management device entered into by Borrower with any financial institution.

                "Interest Period" shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof, and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Borrower pursuant to the provisions hereof. The duration of each Interest Period for any LIBOR Loan shall be one (1) month, two (2) months, three (3) months, or six
        (6) months, in each case as Borrower may select upon notice, as set forth in Section 2.2 hereof, provided that: (a) if Borrower fails to so select the duration of any Interest Period, Borrower shall be deemed to have converted such LIBOR Loan to a Prime Rate Loan at the end of the then current Interest Period; (b) Borrower may not select any Interest Period for a LIBOR Loan which ends after any date when principal is due on such LIBOR Loan; and (c) during the period of time commencing on July 17, 1998 and ending on July 24, 1998, Borrower may elect an Interest Period of one (1) week so long as such Interest Period ends on or before July 31, 1998.

                "Mortgaged Real Property" shall mean each of the parcels of real property as set forth on Schedule 2 hereto, or interests therein, owned or leased by a Pledgor, in each case together with all of such Pledgor's right, title and interest in the improvements and buildings thereon and all appurtenances, easements or other rights belonging thereto.

                "Note" shall mean any Revolving Credit Note, the Swing Line Note or any other note delivered pursuant to this Agreement.

        3. Article I of the Credit Agreement is hereby amended by adding the following new definition after the definition of "Release":

                "Replacement Subordinated Documentation" shall mean any documentation executed by Borrower in connection with any replacement of the Subordinated Note Purchase Agreement or the replacement of the Subordinated Indebtedness incurred pursuant to the Subordinated Note Purchase Agreement, including, but not limited to, any Permanent Financing (as defined in the Subordinated Note Purchase Agreement), as the same may be, with the prior written consent of Agent, which consent shall not be unreasonably withheld, from time to time amended, restated or otherwise modified or replaced.

        4. The Credit Agreement is hereby amended by adding a new Section 2.9 as follows:

                SBCTION 2.9.PARTIAL RELEASE OF MORTGAGED REAL PROPERTY. Borrower shall have the right at any time to request that Agent, on behalf of the Banks, release the Lien of Agent, for the benefit of the Banks, on any of the Mortgaged Real Property or any part thereof under the following conditions:

                        (a) Borrower shall submit a written request to Agent no
                fewer than ten (10) Business Days prior to the proposed date of release, describing the Mortgaged Real Property, or portion thereof, that Borrower is seeking to have released (the "Released Parcel") by legal description, with such request to state (i) the proposed sale price, if any, or any other available information regarding the fair market value of the Released Parcel, (ii) the current use of the Released Parcel,
                (iii) that such Released Parcel is no longer necessary to the operation of any Company's business and (iv) that the business of the Companies can continue to be operated profitably with the remainder of the Mortgaged Real Property;

                        (b) the Companies agree to, and do in fact, substitute
                as security any and all property, if any, acquired in exchange for the Released Parcel or acquired with the proceeds received from the sale of such Released Parcel; and

                        (c) Agent determines, in its reasonable discretion, that
                such release of the Released Parcel will not have a material adverse effect on the collateral securing the Debt or on any Company's ability to profitably conduct its business with the remainder of the Mortgaged Real Property.

        Upon the satisfaction of all of the foregoing, Agent, on behalf of the Banks, and Borrower shall execute such releases, agreements and other items as may be deemed necessary by Agent.

        5. Section 4.2(b) of the Credit Agreement is hereby amended by deleting the number "seven (7)" and by substituting in place thereof the number "twenty-one (21)".

        6. The first two lines of Section 4.2(c) of the Credit Agreement are hereby amended by deleting the words "On the Global Control Date" and inserting in place thereof the words "on or before September 15, 1998".

        7. The Credit Agreement is hereby amended by deleting Section 4.2(d) thereof in its entirety and by substituting in place thereof the following:

                (d) GLOBAL REORGANIZATION. On or before August 31, 1998, Borrower shall have provided evidence to Agent that the Global Reorganization has occurred.

        8. The Credit Agreement is hereby amended by deleting Section 4.2(g) thereof in its entirety and by substituting in place thereof the following:

                (g) PREFERRED SHIP MORTGAGE. On or before (i) September 15, 1998, Borrower shall have executed and delivered to Agent a Preferred Ship Mortgage with respect to the Columbia Star, and (ii) August 15, 1998, Borrower shall have caused to be filed a Preferred Ship Mortgage with respect to the Wolverine and the David Z. Norton.

        9. The Credit Agreement is hereby amended by deleting Section 4.2(j) thereof in its entirety and by substituting in place thereof the following:

                (j) REAL ESTATE MATTERS. Borrower shall have delivered to Agent all of the following on or before August 31, 1998, with respect to the Mortgaged Real Property owned by a Pledgor other than a Global Stone Pledgor, and on or before September 15, 1998 with respect to the Mortgaged Real Property owned by a Global Stone Pledgor:

                        (i) a commitment for the issuance of a Loan Policy of
                title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) issued to Agent for the benefit of the Banks by Chicago Title Insurance Company, in an amount equal to the fair market value of the applicable Mortgaged Real Property, showing title to such Mortgaged Real Property to be free and clear of all defects and encumbrances except real estate taxes not yet due, assessments, zoning and comparable governmental restrictions and such other matters of record as are acceptable to Agent, in its reasonable discretion;

                        (ii) copies of all underlying title documents,
                including, without limitation, prior title policies, deeds, and legal descriptions in the possession or control of Borrower or any Pledgor;

                        (iii) copies of all environmental reports, inspections,
                studies, test results and any other environmental information with respect to the Mortgaged Real Property and the improvements located thereon in the possession or control of Borrower or any Pledgor;

                        (iv) such other information in the possession or control
                of Borrower or a Pledgor relating to the ownership, use, occupancy, operation or maintenance of the Mortgaged Real Property as Agent may request from time to time, including, without limitation, copies of all written inspections, reports, test results, correspondence and management reports received or sent by Borrower or any Pledgor that relate in any material respect to the operation of the Mortgaged Real Property, or any part thereof; and

                        (v) evidence, to Agent's satisfaction, in Agent's
                reasonable discretion, that no portion of the Mortgaged Real Property is located in a Special Flood Hazard Area or is otherwise classified as Class A or Class BX on the Flood Maps maintained by the Federal Emergency Management Agency.

        10. The Credit Agreement is hereby amended by deleting Section 5.17(b) thereof in its entirety and by substituting in place thereof the following:

                (b) Borrower shall provide notice to Agent contemporaneously with any notice provided to the Purchaser (as defined in the Subordinated Note Purchase Agreement or any similarly defined term under any Replacement Subordinated Documentation) under the Subordinated Note Purchase Agreement or any Replacement Subordinated Documentation.

        11. The Credit Agreement is hereby amended by deleting Section 5.24 thereof in its entirety and by substituting in place thereof the following:

                SECTION 5.24. RESTRICTED PAYMENTS. No Company shall (i) make any payment, including, but not limited to, any prepayment, mandatory redemption or optional redemption of any kind, or (ii) exercise any right of defeasance or covenant defeasance or similar right, with respect to any Subordinated Indebtedness, except that if no Unmatured Event of Default (other than with respect to subpart (a) hereof only) or Event of Default shall then exist or immediately thereafter shall begin to exist:

                (a) Borrower may make regularly scheduled payments of interest with respect to any Subordinated Indebtedness;

                (b) Borrower shall pay in full the Indebtedness of Global Stone pursuant to the Global Stone Trust Indenture in accordance with Section 4.2(h) hereof and

                (c) Borrower may prepay the entire outstanding principal balance of any Subordinated Indebtedness so long as (i) Borrower shall have provided Agent with at least ten (10) days written notice (or such shorter period as to which Agent shall agree) prior to the proposed date of repayment; (ii) the Subordinated Indebtedness being prepaid is being prepaid solely with the proceeds of new Subordinated Indebtedness; (iii) Borrower shall have provided Agent with all documentation relating to such new Subordinated Indebtedness at least ten (10) days prior to the proposed date of repayment, which documents shall be in form and substance reasonably satisfactory to

        Agent (it being understood that covenants and events of default substantially similar, in the reasonable opinion of Agent, to those set forth in Articles VIM, VII and IX, including the definitions relating thereto, of the Subordinated Note Purchase Agreement are satisfactory to Agent); and (iv) such new Subordinated Indebtedness shall be subject to a Subordination Agreement, in form and substance reasonably satisfactory to Agent (it being understood that provisions substantially similar, in the reasonable opinion Agent, to those set forth in Articles X and XI of the Subordinated Note Purchase Agreement, including the definitions relating thereto, are satisfactory to Agent).

        12. The Credit Agreement is hereby amended by deleting Section 5.29 thereof in its entirety and by substituting in place thereof the following:

                SECTION 5.29. GUARANTY OF SUBORDINATED INDEBTEDNESS; No Company shall be or become a Guarantor of the Subordinated Indebtedness under the Subordinated Note Purchase Agreement or under any Replacement Subordinated Documentation unless such Company is also a Pledgor hereunder.

        13. The Credit Agreement is hereby amended by adding a new Section 5.30 as follows:

                SECTION 5.30. POST CLOSING MORTGAGED REAL PROPERTY COVENANTS.

                (a) If, in the opinion of Agent, any title commitment provided by Borrower to Agent pursuant to subpart (j)(i) of Section 4.2 hereof discloses title conditions which Agent determines, in its reasonable discretion, may materially impact the value of any Mortgaged Real Property or Agent's ability to realize on such Mortgaged Real Property upon the occurrence of an Event of Default, Borrower shall provide to Agent with respect to such Mortgaged Real Property, or such thereof as Agent, in its reasonable discretion, may require, at Borrower's cost and expense, a Loan Policy of title insurance, ALTA 1970 Form B (amended 10/17/70 and 10/17/84) issued by Chicago Title Insurance Company (collectively, the "Loan Policies" and individually, a "Loan Policy") in an amount equal to the fair market value of such Mortgaged Real Property insuring each mortgage or deed of trust, as appropriate, to be a valid first priority lien on such Mortgaged Real Property, free and clear of all defects and encumbrances except such matters of record as are acceptable to Agent, in its reasonable discretion, with such endorsements and affirmative insurance as Agent, in its reasonable discretion, may require. If Agent shall require Borrower to deliver a Loan Policy of Title Insurance for any or all of the Mortgaged Real Property, Agent shall notify Borrower in writing of such requirement, the reason therefore, and the specific Mortgaged Real Property for which a Loan Policy of Title Insurance is being requested and Borrower shall, within thirty (30) days after receipt of such written notice, deliver the required Loan Policy or Loan Policies to Agent.

                (b) If, in the opinion of Agent, either: (i) the information provided by Borrower pursuant to subpart (j)(iii) of Section 4.2 hereof with respect to any Mortgaged Real Property indicates or suggests the existence of an environmental condition or a potential environmental condition on such Mortgaged Real Property that requires further inquiry or study, or (ii) Borrower fails or is unable to provide any relevant environmental information regarding the environmental condition of any Mortgaged Real Property, Borrower shall provide to Agent with respect to each Mortgaged Real Property, or such thereof as Agent, in its reasonable discretion, may require, at Borrower's cost and expense, environmental reports or studies prepared by environmental engineering firms acceptable to Agent (the "Reports"), which Reports shall be in form and substance acceptable to Agent, in its sole discretion. If Agent shall require Borrower to deliver the Reports, Agent shall notify Borrower in writing of such requirement, the reason therefore, and the type of environmental report or study required, and Borrower shall, within sixty (60) days after receipt of such notice, deliver the required Reports to Agent.

                (c) If Agent shall determine that there is any question or dispute regarding any boundary of any Mortgaged Real Property, or any part thereof, that may materially impact the value of such Mortgaged Real Property or Agent's ability to realize on such Mortgaged Real Property upon the occurrence of an Event of Default, then, within thirty
        (30) days after Borrower's receipt of a request from Agent, Borrower shall initiate such action as Borrower deems appropriate to cure the dispute (to Agent's reasonable satisfaction) and provide Agent with periodic updates (and as may be requested by Agent) as to the status of the disputed boundary.

                (d) If Agent shall determine that there is any question or dispute as to the zoning of any Mortgaged Real Property, or any part thereof, that may materially impact the value of such Mortgaged Real Property or Agent's ability to realize on such Mortgaged Real Property upon the occurrence of an Event of Default, then, within thirty (30) days after Borrower's receipt of a request from Agent, Borrower shall provide evidence satisfactory to Agent that Borrower has initiated and is diligently proceeding to comply with all building and zoning codes applicable to such Mortgaged Real Property, or such thereof as Agent may require; provided that in no event shall Borrower fail to be in compliance more than one hundred fifty (150) days after receipt of such request from Agent.

        14. The Credit Agreement is hereby amended by deleting Section 6.23 thereof in its entirety and by substituting in place thereof the following:

                SECTION 6.23. SUBORDINATED NOTE PURCHASE AGREEMENT. (a) No Event of Default (as defined in the Subordinated Note Purchase Agreement or any Replacement Subordinated Documentation) or Default (as defined in the Subordinated Note Purchase Agreement or any Replacement Subordinated Documentation) or event or condition that with the passage of time or the giving of notice or both would constitute a default or event or default under the Subordinated

        Note Purchase Agreement or any Replacement Subordinated Documentation exists, nor will any such Event of Default, Default, event of default or default exist immediately under the Subordinated Note Purchase Agreement or any Replacement Subordinated Documentation, or any agreement executed in connection therewith after the granting of any Loan; (b) no Company has "incurred" (as defined in the Subordinated Note Purchase Agreement or any similar term as referenced or defined in any Replacement Subordinated Documentation) any Designated Senior Indebtedness (as defined in the Subordinated Note Purchase Agreement or any similar term as referenced or defined in any Replacement Subordinated Documentation), other than the Debt; and (c) no Company has "incurred" (as defined in the Subordinated Note Purchase Agreement or any similar term as referenced or defined in any Replacement Subordinated Documentation) either prior to or after the granting of any Loan, any Indebtedness (as defined in the Subordinated Note Purchase Agreement or any similar term as referenced or defined in any Replacement Subordinated Documentation) in violation of Section 6.8 (Limitation on Additional Indebtedness) of the Subordinated Note Purchase Agreement or any similar section of any Replacement Subordinated Documentation.

        15. The Credit Agreement is hereby amended by deleting Section 7.12 thereof in its entirety and by substituting in place thereof the following:

                SECTION 7.12. SUBORDINATED NOTE PURCHASE AGREEMENT. If (a) any Event of Default (as defined in the Subordinated Note Purchase Agreement or any similar term as referenced or defined in any Replacement Subordinated Documentation), or any event or condition that with the lapse of time or the giving of notice or both would constitute an Event of Default (as defined in the Subordinated Note Purchase Agreement or any similar term as referenced or defined in any Replacement Subordinated Documentation), shall exist under the Subordinated Note Purchase Agreement or any Replacement Subordinated Documentation or any agreement executed in connection therewith; (b) without the prior written consent of Agent, the Subordinated Note Purchase Agreement or any Replacement Subordinated Documentation shall be amended or modified in any respect; (c) the Indebtedness incurred in connection with the Subordinated Note Purchase Agreement or any Replacement Subordinated Documentation shall be accelerated for any reason; (d) any Company incurs (as defined in the Subordinated Note Purchase Agreement or any similar term as referenced or defined in any Replacement Subordinated Documentation) any Designated Senior Indebtedness (as defined in the Subordinated Note Purchase Agreement or any similar term as referenced or defined in any Replacement Subordinated Documentation) other than the Debt; or (e) Borrower exercises any rights of optional redemption, defeasance, covenant defeasance or similar right under the Subordination Note Purchase Agreement or any Replacement Subordinated Documentation.

        16. The Credit Agreement is hereby amended by deleting Section 9.6 thereof in its entirety and by substituting in place thereof the following:

                SECTION 9.6 KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that Agent shall be entitled to assume that no Unmatured Event of Default or Event of Default has occurred and is continuing, unless Agent has been notified by a Bank or a Company in writing that such Bank or Company, as the case may be, believes that an Unmatured Event of Default or Event of Default has occurred and is continuing and specifying the nature thereof.

        17. Borrower has notified Agent that certain provisions of the financing agreement (under Title XI of the United States Code) relating to the vessel, the "Columbia Star" need to be amended (or waived) in order to take into account the Credit Agreement and the indebtedness incurred thereunder. Borrower has requested that Agent and the Banks temporarily waive any breach of such financing agreement that results from the Credit Agreement and the indebtedness incurred thereunder until September 30, 1998 in order to give Borrower time to negotiate and finalize documentation relating thereto. Agent and the Banks are willing to grant and hereby grant such temporary waiver expressly on the condition that no action whatsoever is taken under such financing agreement to accelerate or collect the indebtedness thereunder or to enforce or proceed to enforce or assert any rights or remedies of the lender under such financing agreement.

        18. Concurrently with the execution of this First Amendment Agreement, Borrower shall:

        (a) cause each Pledgor to consent and agree to and acknowledge the terms of this First Amendment Agreement; and

        (b) pay all legal fees and expenses of Agent in connection with this First Amendment Agreement.

        19. Borrower hereby represents and warrants to Agent and the Banks that
(a) Borrower has the legal power and authority to execute and deliver this First Amendment Agreement; (b) the officers executing this First Amendment Agreement have been duly authorized to execute and deliver the same and bind Borrower with respect to the provisions hereof; (c) the execution and delivery hereof by Borrower and the performance and observance by Borrower of the provisions hereof do not violate or conflict with the organizational agreements of Borrower or any law applicable to Borrower or result in a breach of any provision of or constitute a default under any other agreement, instrument or document binding upon or enforceable against Borrower; (d) no Unmatured Event of Default or Event of Default exists under the Credit Agreement, nor will any occur immediately after the execution and delivery of the First Amendment Agreement or by the performance or observance of any provision hereof; (e) neither Borrower nor any Pledgor is aware of any claim or offset against, or defense or counterclaim to, any of Borrower's or any Pledgor's obligations or liabilities under the Credit Agreement or any Related Writing; and (f) this First Amendment Agreement constitutes a valid and binding obligation of Borrower in every respect, enforceable in accordance with its terms.

        20. Each reference that is made in the Credit Agreement or any other writing to the Credit Agreement shall hereafter be construed as a reference to the Credit Agreement as amended hereby. Except as herein otherwise specifically provided, all provisions of the Credit Agreement shall remain in full force and effect and be unaffected hereby. This First Amendment Agreement is a Related Writing as defined In the Credit Agreement.

        21. Borrower and each Pledgor, by signing below, hereby waives and releases Agent and each of the Banks and their respective directors, officers, employees, attorneys, affiliates and subsidiaries from any and all such claims, offsets, defenses and counterclaims of which Borrower and any Pledgor is aware, such waiver and release being with full knowledge and understanding of the circumstances and effect thereof and after having consulted legal counsel with respect thereto.

        22. This First Amendment Agreement may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        23. The rights and obligations of all parties hereto shall be governed by the laws of the State of Ohio, without regard to principles of conflicts of laws.

                 [Remainder of page intentionally left blank.]

        24. JURY TRIAL WAIVER. BORROWER, PLEDGORS, AGENT AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER, AGENT AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.



Address:        1100 Superior Avenue         OGLEBAY NORTON COMPANY
                Cleveland, Ohio 44114
                                             By: /s/ Michael F. Biehl
                                                --------------------------------
                                                Michael F. Biehl, Treasurer

Address:        127 Public Square             KEYBANKNATIONAL ASSOCIATION
                Cleveland, OH 44114-1306          as Agent and as a Bank
                Attn: Large Corporate Group
                                             By /s/ Lawrence A. Mack
                                                --------------------------------
                                                    Lawrence A. Mack,
                                                    Senior Vice President

        The undersigned consent and agree to and acknowledge the terms of this First Amendment Agreement.

                                     Oglebay Norton Holding Company
                                     ONCO Investment Company
                                     Oglebay Norton Industrial Minerals, Inc.
                                     Oglebay Norton Management Company
                                     Oglebay Norton Industrial Sands, Inc.
                                     Colorado Silica Sand, Inc.
                                     Oglebay Norton Terminals, Inc.
                                     Oglebay Norton Engineered Materials, Inc.
                                     Oglebay Norton Acquisition Company
                                     Global Stone Port Inland, Inc.
                                     Moreland Development Company
                                     Western Wisconsin Materials, Inc.


                                     By: /s/ Michael F. Biehl
                                        ----------------------------------------
                                        Michael F. Biehl as Treasurer of each of
                                        the companies listed above


                                     Texas Mining, LP

                                     By: Oglebay Norton Industrial Sands, Inc.,
                                                General Partner

                                         By: /s/ Michael F. Biehl
                                            ------------------------------------
                                            Michael F. Biehl, Treasurer